Exhibit 99.3

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS AND UNAUDITED PRO FORMA

COMBINED BALANCE SHEET

The following unaudited pro forma combined balance sheet as of March 31, 2010 and the unaudited pro forma combined statement of operations for the year ended March 31, 2010 give effect to Mesa Laboratories, Inc.’s (“Mesa”) acquisition of all the issued and outstanding shares of common stock of SGM Biotech, Inc. and the purchase of real estate held by SGM’s affiliate, Surreal, LLC, (“SGM”) effective April 27, 2010, including the related pro forma adjustments described in the notes thereto.

The unaudited pro forma balance sheet has been prepared as if the transaction was recorded on Mesa’s books as of March 31, 2010. The unaudited pro forma combined statement of operation has been prepared as if the proposed transaction occurred on the first day of the fiscal year presented.  These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transaction become effective on the above mentioned date.

The historical data for Mesa as of and for the fiscal year ended March 31, 2010 has been derived from the audited financial statements of Mesa.  The historical data for SGM and affiliate as of March 31, 2010 has been derived from the unaudited consolidated financial statements for SGM and affiliate.  The historical data for the twelve months ended March 31, 2010 was derived from the audited financial statement of Mesa for the twelve months ended March 31, 2010, and the audited consolidated financial statements of SGM and affiliate for the twelve months ended December 31, 2009.

The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheets should be read in conjunction with the separate historical financial statements and notes thereto of Mesa Laboratories, Inc. and SGM Biotech, Inc. and affiliate.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

March 31, 2010

	Mesa Laboratories, Inc.	SGM Biotech Inc. and Affiliate	Subtotal Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$10,471,000	$794,000	$11,265,000	$(1) (794,000)	$842,000
				(2) (12,000,000)
				(3) 4,521,000
				(4) (2,150,000)

Accounts receivable, net	4,421,000	1,113,000	5,534,000		5,534,000
Other current receivables	5,000		5,000		5,000
Inventories, net	4,820,000	706,000	5,526,000		5,526,000
Prepaid expenses and other current assets	381,000	8,000	389,000		389,000
Deferred income taxes	376,000	45,000	421,000		421,000

Total current assets	20,474,000	2,666,000	23,140,000	(10,423,000)	12,717,000

Non-current assets
Property, plant and equipment	4,239,000	1,746,000	5,985,000	(1) (60,000)	7,489,000
				(2) 541,000
				(4) 1,023,000
Deferred financing costs			—		—
Other long term receivables		45,000	45,000		45,000
Goodwill	6,265,000		6,265,000	(2) 6,258,000	12,523,000
Other intangible assets, net	2,661,000		2,661,000	(2) 5,610,000	8,271,000

Total non-current assets	13,165,000	1,791,000	14,956,000	13,372,000	28,328,000

Total assets	$33,639,000	$4,457,000	$38,096,000	$2,949,000	$41,045,000

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

March 31, 2010

	Mesa Laboratories, Inc.	SGM Biotech Inc. and Affiliate	Subtotal Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable, trade	$480,000	$278,000	$758,000		$758,000
Accrued salaries and payroll taxes	1,190,000	241,000	1,431,000		1,431,000
Accrued warranty expense	30,000		30,000		30,000
Due to Vibrac, LLC	100,000		100,000		100,000
Current portion of long-term debt		338,000	338,000	(2) (278,000)	1,000,000
				(3) 1,000,000
				(4) (60,000)
Current portion of capital lease obligation		19,000	19,000		19,000
Other accrued liabilities	11,000		11,000		11,000
Taxes payable	133,000		133,000		133,000

Total current liabilities	1,944,000	876,000	2,820,000	662,000	3,482,000
Long-term debt, less current portion		1,067,000	1,067,000	(3) 3,521,000	3,521,000
				(4) (1,067,000)
Deferred income taxes	498,000	163,000	661,000	(2) 2,184,000	2,845,000

Total liabilities	2,442,000	2,106,000	4,548,000	5,300,000	9,848,000

Stockholders’ equity
Common stock	4,883,000	—	4,883,000		4,883,000
Members’ equity		589,000	589,000	(2) (589,000)	—
Retained earnings	26,314,000	1,762,000	28,076,000	(1) (854,000)
				(2) (908,000)	26,314,000

Total stockholders’ equity	31,197,000	2,351,000	33,548,000	(2,351,000)	31,197,000

Total liabilities and stockholders’ equity	$33,639,000	$4,457,000	$38,096,000	$2,949,000	$41,045,000

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended March 31, 2010

	Mesa Laboratories, Inc.	SGM Biotech Inc. and Affiliate	Subtotal Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
	(March 31, 2010)	(December 31, 2009)

Sales	$21,929,000	$6,230,000	$28,159,000		$28,159,000
Cost of goods sold	8,735,000	3,214,000	11,949,000		11,949,000

Gross margin	13,194,000	3,016,000	16,210,000		16,210,000

Selling	2,616,000	399,000	3,015,000		3,015,000
General and administrative	2,541,000	1,465,000	4,006,000	(7) (34,000)	4,582,000
				(9) 610,000
Research and development	669,000	322,000	991,000		991,000

Total operating expenses	5,826,000	2,186,000	8,012,000	576,000	8,588,000

Income (loss) from operations	7,368,000	830,000	8,198,000	(576,000)	7,622,000
Other income (expense)
Interest income (expense)	36,000	(98,000)	(62,000)	(5) (147,000)	(111,000)
				(6) 98,000
Other income		3,000	3,000		3,000

Total other income (expense)	36,000	(95,000)	(59,000)	(49,000)	(108,000)

Net income (loss) before income taxes	7,404,000	735,000	8,139,000	(625,000)	7,514,000
Income tax expense	2,635,000	164,000	2,799,000	(8) (222,000)	2,577,000

Net income	$4,769,000	$571,000	$5,340,000	$(539,000)	$4,937,000

Net income per share (basic)	$1.49				$1.55

Net income per share (diluted)	$1.45				$1.50

Shares outstanding — basic	3,194,000				3,194,000

Shares outstanding — diluted	3,293,000				3,293,000

Notes to Unaudited Pro Forma Combined Financial Statements

The following notes and adjustments are related to Mesa Laboratories, Inc.’s acquisition of certain assets of SGM Biotech, Inc.

(1)                                  To remove assets which were excluded from the acquisition of SGM Biotech, Inc.

(2)                                  To reflect the consideration paid which included $11,722,000 paid in cash to the sellers and the pay-off of seller debt of $278,000, and to reflect the purchase price allocation to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

Assets Acquired

Current assets	$1,872,000
Property and equipment	1,100,000
Intangible assets	5,610,000
Goodwill	6,258,000
Other long-term assets	45,000
14,885,000
Liabilities Assumed

Current liabilities	538,000
Deferred tax liability	2,347,000
2,885,000
Net assets acquired	$12,000,000

The purchase price allocation is preliminary based upon management’s best estimates and is subject to adjustment once a final valuation and other relevant information are received to finalize the purchase price allocation.

The acquisition also resulted in timing differences being created due to the fair value allocated to property and equipment and intangibles exceeding the tax basis inherited from acquiring the stock of SGM Biotech, Inc.  Additional financial reporting basis of approximately $6,151,000 was recorded which gave rise to additional deferred tax liabilities of approximately $2,184,000 as a result of the transaction.

(3)                                  To reflect debt incurred by Mesa Laboratories, Inc. to finance the acquisition of SGM Biotech, Inc. and Affiliate, which included revolving lines of credit totaling $4,521,000.

(4)                                  To reflect the acquisition of real property from an affiliate of SGM Biotech, Inc. for $2,150,000 which was the estimated fair value of the assets.  In connection with the transaction Mesa paid cash to the sellers of $1,023,000 and paid off the mortgage loan on the property which totaled $1,127,000.

(5)                                  To reflect interest expense on debt incurred to acquire SGM Biotech, Inc. and Affiliate based upon the variable rate of prime minus 1% with a minimum rate of 3.25%.  Interest was calculated at a rate of 3.25% which was the prevailing rate at the time of the transaction.

(6)                                  To eliminate interest expense on shareholder notes and the mortgage payable that was paid off when SGM Biotech, Inc. was acquired

(7)                                  To eliminate SGM acquisition costs recorded on the historical financial statements of Mesa Laboratories, Inc.

(8)                                  Pro forma income tax adjustment at a 35.5% effective tax rate which reflects Mesa Laboratories effective combined state and federal tax rate.

(9)                                  To record depreciation of property, plant and equipment and amortization of intangible assets acquired in the acquisition.  Property, plant and equipment is depreciated over 5 years based upon management assessment of the remaining useful economic life of the related acquired assets, Intangible assets consist of non-compete agreements, tradenames, customer relationships and patents.   Estimated lives are 5 years for non-compete agreements based upon the term of the agreement, 8.5 years for customer relationships which is the estimated life of the asset based upon the future expected cash flows using prior historical experience for customer retention, 14 years for patents which is the remaining legal life and indefinitely for tradenames resulting in no amortization of this asset for financial reporting purposes.